                                                                    Exhibit 10.5
================================================================================



                              PURCHASE AGREEMENT

                                 by and among

                         OPINION RESEARCH CORPORATION

                                      and

                           LLR EQUITY PARTNERS, L.P.

                                      and

                      LLR EQUITY PARTNERS PARALLEL, L.P.



                         ____________________________

                         Dated as of September 1, 2000
                         ____________________________



================================================================================

                               TABLE OF CONTENTS

                                                                                           PAGE
ARTICLE 1 SALE AND PURCHASE OF SHARES AND WARRANTS; CLOSING...............................    1
  1.1      Subscription, Sale and Purchase of Shares and Warrants.........................    1
  1.2      Closing........................................................................    2

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................    2
  2.1      Organization and Good Standing.................................................    2
  2.2      Authorization..................................................................    2
  2.3      Compliance with Law and Other Instruments......................................    3
  2.4      Capitalization.................................................................    3
  2.5      Valid Issuance of the Shares...................................................    4
  2.6      Consents and Approvals.........................................................    4
  2.7      Private Offering...............................................................    5
  2.8      Certificate of Incorporation and Bylaws........................................    5
  2.9      Subsidiaries...................................................................    5
  2.10     SEC Filings....................................................................    5
  2.11     Financial Statements...........................................................    5
  2.12     Proceedings and Litigation.....................................................    6
  2.13     Insurance......................................................................    6
  2.14     Intellectual Property Rights...................................................    6
  2.15     Prior Registration Rights......................................................    7
  2.16     Broker or Finder...............................................................    7
  2.17     Disclosure.....................................................................    7
  2.18     Permits........................................................................    7
  2.19     Environmental, Health and Safety Laws..........................................    7
  2.20     Stockholder Agreements.........................................................    9
  2.21     Tax Returns and Audits.........................................................    9
  2.22     Title to Property and Assets...................................................    9
  2.23     ERISA..........................................................................   10
  2.24     Contracts and Commitments......................................................   11
  2.25     Absence of Certain Developments................................................   12
  2.26     Employees......................................................................   13
  2.27     Agreements with Affiliates.....................................................   14
  2.28     Absence of Change..............................................................   14

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................................   14
  3.1      Authorization..................................................................   14
  3.2      Beneficial Ownership...........................................................   14
  3.3      Principal Place of Business....................................................   15
  3.4      Restrictions on Transfer.......................................................   15
  3.5      Purchase Without View to Distribute............................................   15
  3.6      Access to Information..........................................................   15
  3.7      Legends........................................................................   15

  3.8      Additional Representations of the Purchaser.....................................  15
  3.9      Broker or Finder................................................................  16

ARTICLE 4  CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS.............................  16
  4.1      Representations and Warranties..................................................  16
  4.2      Performance.....................................................................  16
  4.3      No Proceeding or Litigation.....................................................  16
  4.4      Opinion.........................................................................  16
  4.5      Amendment to Poison Pill........................................................  16
  4.6      Approvals.......................................................................  16
  4.7      Registration Rights Agreement...................................................  17
  4.8      No Material Adverse Change......................................................  17
  4.9      Delivery of Shares and Warrants.................................................  17
  4.10     Filing of Designations..........................................................  17
  4.11     Authorization of Reservation of Shares..........................................  17
  4.12     Fees and Expenses...............................................................  17
  4.13     Listing on American Stock Exchange..............................................  17

ARTICLE 5  CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS...............................  17
  5.1      Representations and Warranties..................................................  17
  5.2      Performance.....................................................................  17
  5.3      No Proceeding or Litigation.....................................................  18

ARTICLE 6  COVENANTS OF THE COMPANY AND THE PURCHASER......................................  18
  6.1      Limitation on Purchaser's Ownership.............................................  18
  6.2      Appointment of Directors........................................................  18
  6.3      Hiring of President/Chief Operating Officer.....................................  18

ARTICLE 7  COMPLIANCE WITH SECURITIES ACT;  RESTRICTIONS ON TRANSFERABILITY OF SHARES......  18
  7.1      Restrictive Legend..............................................................  18
  7.2      Restrictions on Transferability.................................................  19
  7.3      Termination of Restrictions on Transferability..................................  19

ARTICLE 8  SURVIVAL OF COVENANTS, AGREEMENTS,  REPRESENTATION AND WARRANTIES...............  20

ARTICLE 9  INDEMNIFICATION.................................................................  20

ARTICLE 10 EXCHANGE........................................................................  20

ARTICLE 11 MISCELLANEOUS...................................................................  21
  11.1     Publicity.......................................................................  21
  11.2     Specific Enforcement; Venue.....................................................  21
  11.3     Severability....................................................................  21
  11.4     Fees and Expenses...............................................................  21
  11.5     Assignment; Successors..........................................................  22
  11.6     Amendments......................................................................  22
  11.7     Notices.........................................................................  22
  11.8     Integration.....................................................................  23
  11.9     Waivers.........................................................................  23

  11.10    Governing Law...................................................................  23
  11.11    Counterparts....................................................................  23
  11.12    Cooperation.....................................................................  24
  11.13    Section Headings and Captions...................................................  24
  11.14    Delivery by Facsimile...........................................................  24
  11.15    Interpretation of Agreement.....................................................  24

                                   Schedules
                                   ---------

Schedule 2.4     Capitalization
Schedule 2.5     Valid Issuance of the Shares
Schedule 2.6     Consents and Approvals
Schedule 2.9     Subsidiaries
Schedule 2.12    Proceedings and Litigation
Schedule 2.15    Prior Registration Rights
Schedule 2.19    Environmental, Health and Safety Matters
Schedule 2.21    Tax Returns and Audits
Schedule 2.23    ERISA
Schedule 2.24    Contracts and Commitments
Schedule 2.25    Absence of Certain Developments
Schedule 2.26    Employees


                                   Exhibits
                                   --------

Exhibit 2.2(A)   Registration Rights Agreement
Exhibit 2.2(B)   Initial Warrant
Exhibit 2.2(C)   Anti-Dilution Warrant
Exhibit 2.2(D)   Series B Preferred Stock Designation
Exhibit 2.2(E)   Series C Preferred Stock Designation
Exhibit 4.4      Form of Opinion of Wolf, Block, Schorr and Solis-Cohen LLP
Exhibit 4.5      Amendment No. 2 to Rights Agreement

                               PURCHASE AGREEMENT

          THIS AGREEMENT (this "Agreement") is made this 1st day of September, 2000 by and between Opinion Research Corporation, a Delaware corporation (the "Company"), and LLR Equity Partners, L.P., a Delaware limited partnership
("LLR Equity Partners") and LLR Equity Partners Parallel, L.P., a Delaware limited partnership ("LLR Parallel" and, together with LLR Equity Partners, the "Purchaser").


                                   BACKGROUND
                                   ----------

          WHEREAS, the Company wishes to issue and sell to the Purchaser (a) shares of common stock, par value $.01 per share, of the Company (the "Common Shares"), (b) shares of Series B Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Shares"), (c) upon exchange of the Common Shares shares of Series C Preferred Stock, par value $.01 per share, of the Company (the "Series C Preferred Shares") and (d) warrants to purchase Common Shares as provided herein; and

          WHEREAS, the Purchaser wishes to purchase the Common Shares, the Series B Preferred Shares and the warrants on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
               SALE AND PURCHASE OF SHARES and WARRANTS; CLOSING


     1.1  Subscription, Sale and Purchase of Shares and Warrants.  (a) Upon the
          ------------------------------------------------------
terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), the Company shall issue, sell and deliver to the Purchaser and the Purchaser shall purchase and take from the Company, 1,176,458 Common Shares and 10 Series B Preferred Shares (collectively, the "Shares"). The number of Shares being purchased by each of LLR Equity Partners and LLR Parallel, respectively, is as specified below their respective signature lines to this Agreement. In addition, the Company shall issue, sell and deliver and the Purchaser shall purchase and take from the Company (i) warrants to purchase 740,500 Common Shares at a price of $12.00 per Common Share (the "Initial Warrant") and (ii) additional warrants to purchase Common Shares at a price of $.01 per Common Share (the "Anti-Dilution Warrant" and, together with the Initial Warrant, the "Warrants"). The number of Warrants being purchased by each of LLR Equity Partners and LLP Parallel, respectively, is as specified below their respective signature lines to this Agreement. The Shares and the Warrants are sometimes referred to herein as the "Securities."

          (b) The purchase price for each Common Share shall be $8.50. The purchase price for each Series B Preferred Share shall be $10.00. The Warrants shall be issued for no additional cash consideration. The aggregate purchase price for all of the Securities to be purchased by the Purchaser herein is sometimes referred to herein as the "Purchase Price."

  1.2     Closing.
          -------

          (a) The closing of the purchase and sale of the Shares and the issuance of the Warrants (the "Closing") pursuant to this Agreement shall take place on September 1, 2000, at the offices of Blank Rome Comisky & McCauley LLP, One Logan Square, 18/th/ and Cherry Streets, Philadelphia, Pennsylvania, commencing at 10:00 a.m., local time or at such other date, time or place as may be agreed to by the Company and the Purchaser (the "Closing Date").

          (b) At the Closing, the Company shall deliver, or shall instruct its transfer agent to deliver, to the Purchaser (a) stock certificates representing the Shares purchased by the Purchaser and (b) the Warrants, duly executed by the Company, registered in the Purchaser's name, and against such deliveries the Purchaser will deliver to the Company the Purchase Price therefor, by wire transfer of immediately available funds in U.S. dollars to a bank in the United States specified by the Company for the account of the Company.

                                   ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser as follows:

     2.1  Organization and Good Standing. The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. Each Subsidiary (as defined in Section 2.9) is a
                                                          -----------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its Subsidiaries are each qualified to do business as a foreign corporation and are each in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a Company Material Adverse Effect.

     2.2  Authorization.  The Company has all requisite power and authority to
          -------------
execute and deliver this Agreement, the Registration Rights Agreement dated as of the date hereof and in the form of Exhibit "2.2(A)" (the "Registration Rights
                                      ---------------
Agreement"), the Initial Warrant dated as of the date hereof and in the form of Exhibit "2.2(B)", the Anti-Dilution Warrant dated as of the date hereof and in
---------------
the form of Exhibit "2.2(C)", the Designation of Preferences and Rights of the
            ---------------
Series B Preferred Stock in the form of Exhibit "2.2(D)" (the "Series B
                                        ---------------
Designation") and the Designation of Preferences and Rights of the Series C Preferred Stock in the form of Exhibit "2.2(E)" (the "Series C Designation")
                               ---------------
(this Agreement, the Registration Rights Agreement, the Warrants, the Series B Designation and the Series C Designation, collectively referred to herein as the "Transaction Agreements") and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of the Transaction Agreements have been duly authorized by all requisite corporate action, and the

Transaction Agreements have been duly executed and delivered by the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally.

     2.3  Compliance with Law and Other Instruments.  Neither the Company nor
          -----------------------------------------
any of its Subsidiaries is in violation or default of any provision of its certificate of incorporation or articles of incorporation, as applicable, or bylaws, each as amended and in effect on and as of the Closing. Neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, order or restriction of any state, local or federal government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties except for violations that individually and in the aggregate would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which except for violations or defaults that would not have a Company Material Adverse Effect. A "Company Material Adverse Effect" means any fact, condition, event, development or occurrence which, individually or when taken together with all other such facts, conditions, events, developments or occurrences, would have a material adverse effect on the condition (financial or otherwise), business, prospects, property, assets or liabilities of the Company or its Subsidiaries, taken as a whole. The execution, delivery and performance of and compliance with the Transaction Agreements, and the issuance and sale of the Shares and the Warrants, will not violate any provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on the Company, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default, with or without the passage of time or giving of notice, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any lien, security interest, charge or encumbrance upon, any of the properties, assets or outstanding stock of the Company or any of its Subsidiaries under their respective certificates of incorporation or articles of incorporation, as applicable, or bylaws or other organizational documents, or any indenture, mortgage, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties is bound.

     2.4  Capitalization.
          --------------

          (a) The authorized capital stock of the Company consists of 10,000,000 Common Shares and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of September 1, 2000, (i) 4,288,083 Common Shares have been duly and validly issued and are outstanding, (ii) 1,125,000 Common Shares are reserved for issuance under the Company's 1997 Stock Incentive Plan, as amended to date (the "Option Plan"), (iii) 692,029 Common Shares are reserved for issuance pursuant to outstanding warrants issued by the Company, and (iv) no shares of Preferred Stock are issued and outstanding. All outstanding shares have been issued in compliance with state and federal securities laws.

          (b) Except as described in this Section 2.4 or in Schedule 2.4, there
                                          -----------       ------------
are no outstanding securities convertible into or exchangeable for the capital stock of the Company or options, warrants or other rights to purchase or subscribe for any capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

          (c) On or before Closing, the Company shall file with the Secretary of the State of Delaware the Series B Designation, authorizing the issuance of up to 10 Series B Preferred Shares (the "Series B Designation").

          (d) On or before the Closing, the Company shall file with the Secretary of the State of Delaware the Series C Designation, authorizing the issuance of up to 588,229 of Series C Preferred Shares.

     2.5  Valid Issuance of the Shares.  The Shares when issued, sold and
          ----------------------------
delivered to the Purchaser in accordance with this Agreement and the Series B Designation will be duly and validly issued, fully paid, non-assessable and free and clear of all liens and encumbrances (other than restrictions on transfer under applicable federal and state securities laws). The Common Shares issuable upon exercise of the Warrants (the "Warrant Shares") have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Agreement and the Warrants, will be duly and validly issued, fully paid, non-assessable and free and clear of all liens and encumbrances (other than restrictions on transfer under applicable federal and state securities laws). The Series C Preferred Shares issuable in exchange for the Common Shares issued pursuant to this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Agreement and the Series C Designation, will be duly and validly issued, fully paid, non-assessable and free and clear of all liens and encumbrances (other than restrictions on transfer under applicable federal and state securities laws). The Common Shares issuable upon conversion of Series C Preferred Shares issued pursuant to this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Agreement and the Series C Designation, will be duly and validly issued, fully paid, non-assessable and free and clear of all liens and encumbrances (other than restrictions on transfer under applicable federal and state securities laws). Except as described in Schedule 2.5, no
                                                            ------------
preemptive rights are applicable with respect to the issuance of the Shares, the Warrant Shares, the Series C Preferred Shares issued upon conversion of the Common Shares issued pursuant to this Agreement or the Common Shares issued upon the subsequent conversion of the Series C Preferred Shares issued pursuant to this Agreement.

     2.6  Consents and Approvals.  Except as described in Schedule 2.6, no
          ----------------------                          ------------
permit, consent, approval or authorization of, or declaration to or filing with, any federal, state, local or foreign governmental or regulatory authority, including without limitation the notification or other requirements of the American Stock Exchange and the rules and regulations promulgated thereunder and filings under federal and applicable state securities laws, or any other individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature (each a "Person"), not made or obtained, is required in connection with the execution or delivery of the Transaction Agreements by the

Company, the offer, issuance, sale or delivery of the Securities or the carrying out by the Company of the other transactions contemplated hereby and thereby.

     2.7  Private Offering.  Assuming the accuracy of the Purchaser's
          ----------------
representations and warranties contained in Article 3 herein, the offer,
                                            ---------
issuance and delivery to the Purchaser pursuant to the terms of this Agreement of the Shares, the Warrants and the Warrant Shares are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").


     2.8  Certificate of Incorporation and Bylaws.  The Company's certificate of
          ---------------------------------------
incorporation and bylaws, each as amended to date and attached as an exhibit to the Company's Registration Statement on Form S-1 as initially filed with the Securities and Exchange Commission (the "Commission") on September 8, 1993, are true and correct copies of such documents and are in full force and effect.

     2.9  Subsidiaries.  Except as set forth on Schedule 2.9, the Company does
          ------------                          ------------
not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The entities listed on
Schedule 2.9 (collectively, the "Subsidiaries") are wholly owned by the Company.
------------
The Company is not a participant in any joint venture, partnership or similar arrangement in which the Company owns any equity interest in such joint venture, partnership or similar arrangement.

     2.10 SEC Filings.
          -----------

          (a) The Company has delivered to the Purchaser, or has made available, prior to the date hereof true and correct copies of (collectively, the "SEC Reports"): (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, which includes the Company's balance sheet as of June 30, 2000 (the "June Balance Sheet").

          (b) The SEC Reports are all of the reports the Company has been required to file with the Commission since December 31, 1999. The SEC Reports when filed complied in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all applicable legal requirements and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2.11 Financial Statements.
          --------------------

          (a) (i) The audited consolidated balance sheets and related audited consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries as of and for the years ended December 31, 1999, 1998 and 1997, together with the notes thereto, and the unaudited consolidated balance sheet and related unaudited consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries as of and for the six months ended June 30, 2000, together with the notes thereto, copies of all of which have heretofore been furnished to the Purchaser or have been made available, present fairly in all material respects the consolidated financial position of the Company and its

Subsidiaries at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended, and (ii) the consolidated balance sheet (the "Balance Sheet") of the Company and its Subsidiaries at December 31, 1999 (the "Balance Sheet Date") reflected all material liabilities and obligations of the Company and of each Subsidiary, whether accrued, contingent or otherwise, as of the date thereof, in each case, to the extent required by United States generally accepted accounting principles, consistently applied ("GAAP").

          (b) Since the Balance Sheet Date, the Company and its Subsidiaries have not been subject to any events or conditions of any character that have had a Company Material Adverse Effect.

          (c) Since the Balance Sheet Date, except as set forth on Item 1 of

Schedule 2.25, there has been no declaration, setting aside or payment of any
-------------
dividend or other distribution with respect to any shares of capital stock of the Company.

          (d) Since the date of the June Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any debt for borrowed money or any material liabilities or obligations except (i) the liabilities and obligations set forth on the June Balance Sheet, (ii) liabilities and obligations which have been incurred subsequent to the June Balance Sheet Date in the ordinary course of business of the same character as those set forth on the June Balance Sheet, and
(iii) liabilities, obligations and contingencies which are of a nature not required to be reflected in the consolidated financial statements of the Company and its Subsidiaries prepared in accordance with GAAP.

  2.12    Proceedings and Litigation.  Except as set forth in Schedule 2.12,
          --------------------------                          -------------
there is no action, suit, proceeding or, to the Company's knowledge, investigation pending or, to the Company's knowledge, currently threatened before any arbitrator, court, administrative agency or other governmental body (nor, to the Company's knowledge, is there any basis for any such action, suit, proceeding or investigation which would not have a Company Material Adverse Effect) (i) against or affecting the Company or (ii) seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions. Neither the Company nor any of its Subsidiaries is a party or subject to, and none of the assets of the Company or any of its Subsidiaries is bound by, the provisions of any order, writ, injunction, judgment or decree of any arbitrator, court or government agency or instrumentality.

  2.13    Insurance.  All insurance policies carried by the Company and its
          ---------
Subsidiaries are in full force and effect, and all premiums due thereon have been paid and the Company has complied in all material respects with the provisions of all such policies. Such insurance policies provide reasonable coverage against risks reasonably insured against by a reasonable Person carrying on the same or substantially similar business as the Company.

  2.14    Intellectual Property Rights.  The Company owns or has the rights to
          ----------------------------
all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes (collectively, "Intangibles") necessary for its business as now conducted and as proposed to be conducted. The use of such intellectual property in its business does not conflict with or infringe the rights of others except where it would not have a Company

Material Adverse Effect. The Company has not violated and, by conducting its business after the Closing Date in a manner substantially identical to the manner of conducting its business prior to the Closing Date, the Company has not infringed and does not foresee any potential infringement of any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person nor have any claims been asserted, and no claims are pending, or to the Company's knowledge threatened, regarding any such alleged infringement. There are no agreements regarding the transfer of any patent owned by the Company or any of its Subsidiaries to any third party.

  2.15 Prior Registration Rights.  Except as set forth in Schedule 2.15, the
       -------------------------                          -------------
Company is under no contractual obligation to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

  2.16 Broker or Finder.  No Person acting on behalf of Company or any of its
       ----------------
Affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

  2.17 Disclosure.  No representation or warranty by the Company contained in
       ----------
this Agreement, or in any written statement, exhibit or certificate furnished to the Purchaser pursuant to this Agreement at Closing contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

  2.18 Permits.  The Company and each of its Subsidiaries have all franchises,
       -------
permits licenses and any similar authority (collectively, the "Authorizations") necessary for the conduct of their respective businesses as presently being conducted, except for any such Authorizations as to which, individually or in the aggregate, the failure to possess would not have a Company Material Adverse Effect, and the Company believes it can obtain, without undue burden or expense, any similar Authorization for the conduct of its business as planned to be conducted. The Company is not in default under any Authorization except for any defaults that would not have a Company Material Adverse Effect.

     2.19 Environmental, Health and Safety Laws.
          -------------------------------------

          (a) The Company does not own, control, operate or occupy any real property except the office space that it occupies at its address set forth on
Schedule 2.19 and the Company does not maintain therein a laboratory and does
-------------
not conduct thereon any fabrication or manufacturing. The Company has complied and is in compliance (except for failures to comply that would not have a Company Material Adverse Effect) with all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, recycling, disposal, distribution, labeling, testing, processing, discharge, emission, release, threatened release, control, correction, clean-up or other remediation of any hazardous substance (collectively, "Environmental, Health and Safety Requirements").

          (b) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental, Health and Safety Requirements for the occupation of its properties and facilities and the operation of its business except for failures to obtain and/or failures to comply that would not have a Company Material Adverse Effect. Any such permits, licenses and other authorizations are currently in full force and effect.

          (c) The Company has not received any written or oral notice, report or other information regarding any liabilities or alleged liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, remedial or corrective obligations, relating to it or its present or former properties, facilities or operations arising under or in connection with Environmental, Health and Safety Requirements, including, but not limited to, claims for personal injury or property damage.

          (d) Except as disclosed on Schedule 2.19 none of the following exists
                                     -------------
at any property or facility owned by the Company and, to the best of the Company's knowledge, none of the following exists at any property or facility operated by the Company:

               (i)    underground storage tanks or surface impoundments;

               (ii)   asbestos-containing material in any form or condition; or

               (iii) materials or equipment containing polychlorinated biphenyls.

          (e) The Company has not transported, treated, stored, disposed of, arranged for or permitted the treatment, storage or disposal of, or handled or released or permitted the handling or release of any substance, including any hazardous substance, or owned, operated or conducted business at any facility or property, so as to give rise to liabilities of the Company for response costs, natural resource damages or attorneys' fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any other Environmental, Health and Safety Requirements.

          (f) Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation, cleanup, corrective other remedial action or notification to or consent of any government entity or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental, Health and Safety Requirements, including, but not limited to, the New Jersey Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:K-6 et seq. The Company shall, within 30 days of the Closing Date, deliver to Purchasers a Letter of Nonapplicability from the New Jersey Department of Environmental Protection which states that ISRA does not apply to the transaction contemplated by this Agreement.

          (g) The Company has not, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for investigation, clean-up, corrective or other remedial action, of any other Person or entity relating to any Environmental, Health and Safety Requirements.

          (h) To the Company's knowledge, no environmental lien has attached to any property now or previously owned, leased or operated by the Company.

          (i) Without limiting the foregoing, no facts, events or conditions relating to the Company's owned or leased properties or facilities or other past or present facilities, properties or operations of the Company, including without limitation, all properties or facilities at which the Company has conducted its business, will prevent, hinder or limit continued compliance with Environmental, Health and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health and Safety Requirements, or give rise to any other liabilities or alleged liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health and Safety Requirements, including any relating to onsite or offsite releases or threatened releases of hazardous substances, personal injury, property damage or natural resource damages, except for any of the above that would not have a Company Material Adverse Effect.

          (j) For purposes of this Section 2.19, "hazardous substances" means
                                   ------------
any and all materials, pollutants, wastes, chemicals or substances listed, defined, designated, classified, considered or regulated as dangerous, special, hazardous, toxic or radioactive, and any other similar terms, under any applicable Environmental, Health and Safety Requirements.

  2.20    Stockholder Agreements.  There are no agreements between the Company
          ----------------------
and any of the Company's stockholders, or to the Company's knowledge, among any of the Company's stockholders, which in any way affect any stockholder's ability or right freely to alienate or vote such shares (except restrictions designed to provide compliance with securities laws).

  2.21    Tax Returns and Audits.  The Company has accurately prepared and filed
          ----------------------
in all material respects all federal, state and municipal tax returns and tax reports required to be filed by it, has paid all taxes (including, but not limited to, all income, profits, franchise, sales, use, property, excise and withholding taxes), assessments, fees and charges when and as due under such returns and has made adequate provision for the payment of all taxes, assessments, fees and charges shown on such returns or on assessments received by the Company. Except as set forth in Schedule 2.21, no audit, deficiency
                                        -------------
assessment or proposed adjustment of any of the Company's tax returns is pending, or to the knowledge of the Company, threatened.

  2.22    Title to Property and Assets.  The Company and each of its
          ----------------------------
Subsidiaries have good title to all of their material properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries. With respect to the property and assets they lease, the Company and each of its Subsidiaries are in compliance in all material respects with such leases and hold a valid leasehold interest free of all liens, claims or encumbrances. Neither the Company nor any of its Subsidiaries owns any real property.

  2.23    ERISA.  Except as identified on Schedule 2.23:  (a)   with respect to
          -----                           -------------
all current employees (including those on lay-off, disability or leave of absence), former employees, and retired employees of the Company (the "Employees"), the Company neither maintains nor contributes to any (i) employee welfare benefit plans (as defined in Section 3(1) of ERISA) ("Employee Welfare Plans"), (ii) any employee pension benefit plan (as defined in Section 3(2) of ERISA, or (iii) any other material plan, policy or arrangement which provides nonqualified deferred compensation, bonus or retirement benefits, severance or "change of control" (as set forth in Code Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) benefits, or life, disability accident, vacation, tuition reimbursement or other material fringe benefits ("Other Plans");

          (b) the Company does not maintain, contribute to, or participate in any defined benefit plan or defined contribution plan which are employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Employee Pension Plans");

          (c) the Company does not contribute to or participate in any multiemployer plan (as defined in Section 3(37) of ERISA) (a "Multiemployer Plan");

          (d) the Company does not maintain or have any obligation to contribute to or provide any post-retirement health, accident or life insurance benefits to any Employee, other than limited medical benefits required to be provided under
Section 4980B of the Code;

          (e) all Plans (and all related trusts and insurance contracts) comply in form and in operation in all material respects with the applicable requirements of ERISA and the Code;

          (f) all required reports and descriptions (including all Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions) with respect to all Plans have been properly filed with the appropriate government entity or distributed to participants, and the Company has complied substantially with the requirements of Section 4980B of the Code;

          (g) with respect to each Plan, all contributions, premiums or payments which are due on or before the Closing Date have been paid to such Plan;

          (h) the Company has not incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC"), the United States Internal Revenue Service, any multiemployer plan or otherwise with respect to any employee pension benefit plan or with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes the Company (the "Controlled Group") that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any member of the Controlled Group of incurring such a liability (other than liability for premiums due the PBGC) which could reasonably be expected to have a Company Material Adverse Effect after the Closing; and

          (i) the Company has not evaluated, prepared or submitted a request to the Internal Revenue Service for a compliance statement with respect to an operational or plan design defect under any Employee Plans.

     2.24 Contracts and Commitments
          -------------------------

          (a)  Contracts.  Other than this Agreement or as disclosed in Schedule
               ---------                                                --------
2.24, the Company is not a party to any written or oral:
----

               (i) pension, profit sharing, stock option, stock warrant, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement, or any contract with any labor union, or any severance agreement;

               (ii) contract for the employment or engagement as an independent contractor of any person, including any individual, partnership, corporation, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization and governmental entity or any department, agency or political subdivision thereof (collectively, a "Person") on a full-time, part-time, consulting or other basis;

               (iii) contract pursuant to which the Company has advanced or loaned funds, or agreed to advance or loan funds, to any other Person;

               (iv) contract or indenture relating to any indebtedness or the mortgaging, pledging or otherwise placing a lien on any of the Common Stock, the Series B Preferred Shares, the Series C Preferred Shares or any of the assets of the Company;

               (v) contract pursuant to which the Company is the lessee of, or holds or operates, any real or personal property owned by any other Person;

               (vi) contract pursuant to which the Company is the lessor of, or permits any third party to hold or operate, any real or personal property owned by the Company or of which the Company is a lessee;

               (vii) contract pursuant to which the Company has granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued;

               (viii) assignment, license, indemnification or other contract with respect to any intangible property (including any Intangibles owned by or licensed to the Company);

               (ix) contract prohibiting the Company from freely engaging in any business anywhere in the world;

               (x) independent sales representative or distributorship agreement; or

               (xi) any other contract, other than standard access or service agreements, which is material to the Company or involves an annualized consideration in excess of $1,000,000.

          (b)  Enforceability.  Each contract set forth on Schedule 2.24 or
               --------------                              -------------
filed as an exhibit to the SEC Reports (the "Contracts") is valid, binding and enforceable in accordance with its terms, except as such enforceability may be limited as set forth on Schedule 2.24 or by (i) applicable insolvency,
                        -------------
bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

          (c)  Compliance.  The Company has performed all material obligations
               ----------
required to be performed by it under each Contract, and, to the best of the Company's knowledge, the Company is not in default under or in breach in any material respect of (nor is it in receipt of any claim of default or breach under) any such obligation. No event has occurred which with the passage of time or the giving of notice (or both) would result in a default, breach or event of noncompliance in any material respect under any obligation of the Company pursuant to any Contract. The Company has no present expectation or intention of not fully performing any obligation of the Company pursuant to any Contract, and the Company has no knowledge of any breach or anticipated breach by any other party to any Contract.

          (d)  Leases.  With respect to each Contract which is a lease of
               ------
personal property, the Company holds a valid and existing leasehold interest under such lease for the term set forth with respect to such lease identified on
Schedule 2.24.
-------------

          (e)  Affiliated Transactions.  Except as identified on Schedule 2.24,
               -----------------------                           -------------
no officer, director, stockholder or Affiliate of the Company (and no individual related by blood or marriage to any such Person, and no entity in which any such Person or individual owns any beneficial interest) is a party to any agreement, contract, commitment or transaction with the Company (other than this Agreement or any of the agreements contemplated hereby or an employment agreement) or has any material interest in any material property used by the Company. As used herein "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

     2.25 Absence of Certain Developments.
          -------------------------------

          (a) Except as expressly contemplated by this Agreement, the Transaction Agreements, or as disclosed in Schedule 2.25, since December 31,
                                           -------------
1999, the Company has not:

               (i) suffered, or taken any action or affirmatively failed to take any action which action or failure could reasonably be expected to result (either individually or in the aggregate) in, a Company Material Adverse Effect;


               (ii) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities (other than upon the exercise of outstanding employee options in the ordinary course of business);

               (iii) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business, and liabilities under contracts entered into in the ordinary course of business;

               (iv) discharged or satisfied any material lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

               (v) declared, set aside or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities), or directly or indirectly redeemed, purchased or made any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

               (vi) mortgaged or pledged any of its material properties or assets or subjected them to any lien;

               (vii) sold, leased, assigned or transferred any material portion of its tangible assets or intellectual property rights, except in the ordinary course of business, or canceled without fair consideration any debts or claims owing to or held by it, or disclosed any confidential information other than pursuant to agreements preserving all rights of the Company in such confidential information, or received any confidential information of any third party in violation of any obligation or confidentiality;

               (viii) suffered any material extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

               (ix) entered into, amended or terminated any material lease, contract, agreement, commitment or any other material transaction, whether or not in the ordinary course of business, or materially changed any business practice; or

               (x) taken any action that would alter the Company's status as a corporation taxable under Section 11 and Subchapter C of the Code (a "C Corporation").

          (b) The Company has not at any time made any payments for political contributions or made or received any bribes, kickback payments or other illegal payments.

     2.26 Employees. Except as set forth on the attached Schedule 2.26, the
          ---------                                      -------------
Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any union organization activities, threatened or actual strikes or work stoppages or material grievances. Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

     2.27 Agreements with Affiliates. Except as otherwise disclosed in the SEC
          --------------------------
Reports, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Affiliates or any affiliate thereof that are required to be disclosed in such SEC Reports. Since the date of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, the Company has not entered into any agreements, understandings or proposed transactions with any of its officers, directors, Affiliates or any affiliate thereof that would be required to be disclosed in its SEC Reports.

       2.28 Absence of Change. Except as set forth in the SEC Reports and except
            -----------------
for any changes that individually or in the aggregate could not be reasonably expected to have a Company Material Adverse Effect, the Company's Report on Form 10-K for the fiscal year ended December 31, 1999 remains true and correct.

                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser understands that the issuance of the Shares and the Warrant Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the sales provided for in this Agreement are exempt pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under Section 4(2) of the Securities Act, and that the reliance of the Company on such exemptions is predicated in part on the Purchaser's representations, warranties, covenants and acknowledgements set forth in this Article 3. The
                                                             ---------
Purchaser hereby represents and warrants to the Company as follows:


     3.1  Authorization. The Purchaser has all requisite power and authority to
          -------------
execute and deliver the Transaction Agreements and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of the Transaction Agreements have been duly authorized by all requisite corporate action, and the Transaction Agreements have been duly executed and delivered by the Purchaser and constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

     3.2  Beneficial Ownership. As of the date hereof and prior to the purchase
          --------------------
of the Shares and the acceptance of the Warrants as contemplated hereunder, (a) the Purchaser is not the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of five percent or more of the Common Shares of the Company, and (b) the Purchaser is not a member of a group which has acquired beneficial ownership of five percent or more of the securities of the Company for purposes of Sections 13(d) and 13(g) of the Exchange Act.

     3.3  Principal Place of Business. The Purchaser's principal corporate
          ---------------------------
office is located at the address set forth in Section 11.7 hereof.
                                              ------------

     3.4 Restrictions on Transfer. The Purchaser (a) acknowledges that neither the Shares, the Warrants nor the Warrant Shares are transferable except as provided in Article 7 of this Agreement and except as otherwise contemplated by
            ---------
the Registration Rights Agreement that neither the Shares, the Warrants nor the Warrant Shares have been registered under the Securities Act and (b) is aware that any routine sales of the Shares, the Warrants or the Warrant Shares pursuant to Rule 144 of the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of Rule 144 and that in such cases where Rule 144 is not applicable, compliance with some other exemption from registration will be required.

     3.5  Purchase Without View to Distribute. The Purchaser acknowledges that
          -----------------------------------
the Securities are being acquired by the Purchaser for its own account, not as a nominee or agent, and not with a present view to resale or distribution within the meaning of the Securities Act and the rules and regulations thereunder, and the Purchaser will not distribute the Securities in violation of the Securities Act. By making the representations in this Section 3.5, Purchaser does not agree
                                           -----------
to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

     3.6  Access to Information. The Purchaser confirms that the Company has
          ---------------------
made available to it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of the offering and the business and financial condition of the Company, and to acquire, and the Purchaser has received such additional information, in addition to that set forth herein, about the business and financial condition of the Company and the terms and conditions of the offering as it has requested. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representatives nor any other disclosures or documents shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or in any Exhibit hereto or in any certificate issued in connection herewith or therewith.

     3.7  Legends.
          -------

          (a) The Purchaser understands that the certificates evidencing the Shares and the Warrant Shares shall bear the legend as provided in Section
                                                                   -------
7.1(a) herein.
------

          (b) The Purchaser understands that the Warrants shall bear the legend as provided in Section 7.1(b) herein.
               --------------

     3.8  Additional Representations of the Purchaser.  The Purchaser (a) is an
          -------------------------------------------
"accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act and (b) has knowledge and experience in financial and business matters that are such that it is capable of evaluating the merits and risks of its purchase of the Securities as contemplated by this Agreement.

     3.9  Broker or Finder. No Person acting on behalf of the Purchaser or any
          ----------------
of its Affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE 4
              CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

     The Purchaser's obligation to purchase and make payment for the Securities on the Closing Date is subject to the satisfaction of each of the following conditions (subject to any waiver of any such condition by the Purchaser):


     4.1  Representations and Warranties. On the Closing Date, the
          ------------------------------
representations and warranties of the Company contained in Article 2 hereof
                                                           ---------
shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date, and the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

     4.2  Performance. All the covenants, agreements and conditions contained in
          -----------
this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

     4.3  No Proceeding or Litigation. No suit, action or other proceeding by
          ---------------------------
any federal, state, local or foreign governmental authority ("Governmental Authority") seeking to restrain, prevent or change the transactions contemplated hereby shall have been instituted and be pending.

     4.4  Opinion. The Purchaser shall have received from Wolf, Block, Schorr
          -------
and Solis-Cohen LLP, counsel for the Company, an opinion, dated as of Closing, in the form attached hereto as Exhibit "4.4".
                               -------------

     4.5  Amendment to Poison Pill. The Company shall have executed and
          ------------------------
delivered the Amendment No. 2 to the Rights Agreement dated September 13, 1996 to permit the Purchaser and its Affiliates to purchase shares of the Company's capital stock without limitation, in the form attached hereto as Exhibit "4.5" .
                                                                 ------------

     4.6  Approvals. All necessary approvals and/or filings for the transactions
          ---------
contemplated hereby shall have been obtained and/or made, as the case may be, and shall be in full force and effect.

     4.7  Registration Rights Agreement. The Company shall have executed and
          -----------------------------
delivered the Registration Rights Agreement.

     4.8  No Material Adverse Change. There shall have been no material adverse
          --------------------------
change with respect to the Company's assets, business, operations and condition (financial or otherwise) from the Balance Sheet Date to the Closing Date.

     4.9  Delivery of Shares and Warrants. The Company shall have executed and
          -------------------------------
delivered to the Purchasers duly issued Shares and the Warrants being so purchased by Purchaser at the Closing.

     4.10 Filing of Designations. The Series B Designation and the Series C
          ----------------------
Designation setting forth the terms of the Series B and the Series C Preferred Shares, respectively, attached hereto as Exhibits "2.4(c)" and "2.4(d)",
                                         ------------------------------
respectively, shall have been filed with the Secretary of the State of Delaware and shall have become effective.

     4.11 Authorization of Reservation of Shares. The Shares, the Warrant
          --------------------------------------
Shares, and the Series C Preferred Shares required to be authorized and reserved pursuant to the Company's certificate of incorporation, the Series B Designation and the Series C Designation shall have been duly authorized and reserved by the Company.

     4.12 Fees and Expenses. The Company shall have paid all fees and expenses
          -----------------
required to be paid pursuant to Section 11.4 hereof.
                                ------------

     4.13 Listing on American Stock Exchange.  The Common Shares and the Warrant
          ----------------------------------
Shares issued pursuant to the Transaction Agreements shall be listed on the American Stock Exchange.

                                   ARTICLE 5
               CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

     The Company's obligation to sell the Shares and issue the Warrants on the Closing Date is subject to the satisfaction of each of the following conditions (subject to any waiver of such condition by the Company):

     5.1  Representations and Warranties. On the Closing Date, the
          ------------------------------
representations and warranties of the Purchaser contained in Article 3 hereof
                                                             ---------
shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date.

     5.2  Performance. All the covenants, agreements and conditions contained in
          -----------
this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3  No Proceeding or Litigation. No suit, action or other proceeding by
          ---------------------------
any Governmental Authority seeking to restrain, prevent or change the transactions contemplated hereby shall have been instituted and be pending.

                                   ARTICLE 6
                  COVENANTS OF THE COMPANY AND THE PURCHASER

     6.1  Limitation on Purchaser's Ownership. The Purchaser covenants that it
          -----------------------------------
will not acquire in any way, or hold record or beneficial ownership of, or become, directly or indirectly a member of a group (as contemplated by the rules promulgated under Section 13(d) of the Exchange Act) owning more than thirty-five percent (35%) of the Company's Common Shares (on an as-converted basis) while John F. Short is Chief Executive Officer and Chairman of the Company other than pursuant to the Anti-Dilution Warrant.

     6.2  Appointment of Directors. Prior to Closing, the Company's Board of
          ------------------------
Directors will consist of a maximum of seven directors. Immediately after Closing, the Company's Board of Directors will be increased in size to a maximum of nine directors (except that the Board of Directors may be increased to 11 in connection with the issuance of the Series C Preferred Shares) and the Company's Board of Directors shall take all actions necessary to appoint to the Company's Board of Directors two directors to be nominated by Purchaser in accordance with the Series B Designation (the "Series B Directors"), such appointments to be effective from and after the Closing until the next annual meeting of stockholders of the Company.

     6.3  Hiring of President/Chief Operating Officer. The Company will hire a
          -------------------------------------------
President/Chief Operating Officer as soon as reasonably practicable. Such hiring is subject to the approval of the Series B Directors.

                                   ARTICLE 7
                        COMPLIANCE WITH SECURITIES ACT;
                   RESTRICTIONS ON TRANSFERABILITY OF SHARES

     7.1  Restrictive Legend.
          ------------------

          (a) Each certificate representing (a) the Shares and the Warrant Shares shall (unless otherwise permitted by the provisions of Section 7.3 below)
                                                              -----------
be stamped or otherwise imprinted with the legend in substantially the form as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.


          (b) The Warrants shall (unless otherwise permitted by the provisions of Section 7.3 below) be stamped or otherwise imprinted with the legend in
   -----------
substantially the form as follows:

     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE

     SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SAID ACT AND ALL OTHER APPLICABLE SECURITIES LAWS OR ANY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     7.2  Restrictions on Transferability. The Company shall not be required to
          -------------------------------
register the transfer of the Shares, the Warrants or the Warrant Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to it prior to such transfer to the effect that registration under the Securities Act or any applicable state securities law is not required in connection with the transaction resulting in such transfer; provided, however, that no such opinion of counsel shall be necessary in order to effectuate a transfer of Shares, the Warrants or the Warrant Shares in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. Each certificate for Shares and Warrant Shares and the Warrants issued upon any transfer as above provided shall bear the applicable restrictive legend set forth in Section 7.1 above, except that such restrictive legend shall
                    -----------
not be required if the opinion of counsel reasonably satisfactory to the Company referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the Securities Act and any applicable state securities law, or if the transfer is made in accordance with the provisions of Rule 144(k) under the Securities Act.

     7.3  Termination of Restrictions on Transferability. The conditions
          ----------------------------------------------
precedent imposed by this Article 7 upon the transferability of the Shares, the
                          ---------
Warrants or the Warrant Shares shall cease and terminate as to any of the Shares, the Warrants or the Warrant Shares when (a) such securities shall have been registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such securities, (b) at such time as an opinion of counsel satisfactory to the Company shall have been rendered as required pursuant to the second sentence of Section 7.2 to the
                                                        -----------
effect that the restrictive legend on such securities is no longer required, or
(c) when such securities are transferred pursuant to Rule 144 or become transferable in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. Whenever the conditions imposed by this Article 7 shall
                                                            ---------
terminate as hereinabove provided with respect to any of the Shares, the Warrants or the Warrant Shares, the holder of any such securities bearing the legend set forth in this Article 7 as to which such conditions shall have
                         ---------
terminated shall be entitled to receive from the Company, without expense (except for the payment of any applicable transfer tax) and as expeditiously as possible, new stock certificates or Warrants not bearing such legend.

                                   ARTICLE 8
                      SURVIVAL OF COVENANTS, AGREEMENTS,
                        REPRESENTATIONS AND WARRANTIES

     All covenants, agreements, representations and warranties made herein shall survive the Closing notwithstanding any due diligence or investigation conducted on behalf of any party and shall not merge in the performance of any obligation by any party hereto provided that the representations and warranties contained in Article 2 shall survive for five years from the date hereof.
   ---------

                                   ARTICLE 9
                                INDEMNIFICATION

     The Company shall indemnify, hold harmless and defend the Purchaser and its Affiliates, against and in respect of any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) arising out of or based upon (i) the breach of any representation or warranty made by the Company in this Agreement or the Transaction Agreements or in any certificate or other document required to be delivered pursuant hereto or thereto, or (ii) the breach by the Company of any agreement or covenant contained in this Agreement.

                                  ARTICLE 10
                                   EXCHANGE

     10.1 (i) Upon a Liquidation (as defined in the Series C Designation) of the Company, (ii) after 30 days written notice from Purchaser of an Event of Non-Compliance (as defined in the Series C Designation) if such Event of Non-Compliance has not been cured or (iii) on or at any time after the fifth anniversary of the Closing Date, each Common Share held by Purchaser may be exchanged at Purchaser's option into one-half of a Series C Preferred Share.

     10.2 Purchaser may exercise the exchange right pursuant to Section 10.1 above by delivering to the Company, at its principal office or at the office of its transfer agent, the certificate or certificates for the shares to be exchanged, duly endorsed or assigned in blank or to the Company (if required by it), accompanied by written notice (the "Exchange Notice") stating that the holder elects to exchange such shares. The Exchange shall be deemed to have been effected on the date when such delivery is made (the "Effective Date"). As promptly as practicable thereafter, the Company shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of Series C Preferred Shares to which such holder is entitled. The Person in whose name the certificate or certificates for Series C Preferred Shares are to be issued shall be deemed to have become a stockholder of record on the applicable Effective Date unless the transfer books of the Company are closed on that date, in which event such Person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open. Upon an exchange of only a portion of the number of shares covered by a certificate Common Shares surrendered for exchange, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for exchange, at the expense of the Company, a new certificate for the number of Common Shares representing the unexchanged portion of the certificate so surrendered.

                                   ARTICLE 11
                                 MISCELLANEOUS

     11.1  Publicity.  Except as otherwise required by law or regulation or for
           ---------
such information already publicly known, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining prior written approval of the Purchaser and the Company to the contents and the manner of presentation and publication thereof and the parties shall cooperate and seek the other party's comment with respect to any disclosures required by law.


     11.2  Specific Enforcement; Venue.  The parties hereto acknowledge and
           ---------------------------
agree that each would be irreparably damaged if any of the provisions of this Agreement are not performed by the other in accordance with their specific terms or are otherwise breached. It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce this Agreement and the terms and provisions thereof specifically against the other, in addition to any other remedy to which such aggrieved party may be entitled at law or in equity. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Pennsylvania, County of Philadelphia, or in the United States District Court for the Eastern District of Pennsylvania, to the extent such courts have jurisdiction, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     11.3  Severability.  If any term or provision of this Agreement is held by
           ------------
a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     11.4  Fees and Expenses.  The Company will pay Purchaser's legal and
           -----------------
accounting fees, and reasonable out-of-pocket expenses incurred in connection
(i) the preparation of this Agreement, the Transaction Agreements, the additional documents discussed herein, and the Closing of the transactions discussed herein; (ii) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Transaction Agreements, any of the agreements contemplated hereby or thereby, the certificate of incorporation, the Series B Designation or the Series C Designation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Securities at the Closing, or any Common Shares issuable upon conversion of the Series C Preferred Shares, or upon exercise of the Warrants, (iv) any filing with any governmental agency with respect to Purchaser's investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Purchaser,
(v) any reasonable expenses incurred by any and all representatives of the Purchaser (provided such representative is a member of the Board of Directors) in connection with the attendance of any and all meetings regarding the Company whether such meetings are of the Board of Directors (or any committee thereof), the stockholders, with management, or otherwise.

     11.5  Assignment; Successors.  This Agreement shall be binding upon and
           ----------------------
shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. The Company may not assign its rights and delegate its duties and obligations under this Agreement without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), and the Purchaser may not assign its rights or delegate its duties and obligations under this Agreement without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) and, in the absence of such consent, any such purported assignment or delegation shall be void. Notwithstanding the provisions of the immediately preceding sentence, the Purchaser may assign all or any portion of its rights, interest and obligations under this Agreement to one or more Affiliates of the Purchaser, without the prior written consent of the Company, provided that the Purchaser shall not be released from its obligations hereunder, and provided further that the Purchaser shall give the Company prior written notice of such assignment.

     11.6  Amendments.  This Agreement may not be modified, amended, altered or
           ----------
supplemented except by a written agreement signed by the Company and the Purchaser which shall be authorized by all necessary corporate action of each party. Any party may waive any condition to its obligations hereunder.

     11.7  Notices.  Every notice or other communication required or
           -------
contemplated by this Agreement to be given by a party shall be delivered either by (a) personal delivery, (b) courier mail, or (c) facsimile addressed to the party for whom intended at the following address:

           To the Company:

               Opinion Research Corporation
               P.O. Box 183
               Princeton, New Jersey 08542
               Attention: John F. Short, Chairman, President and CEO Facsimile No.: (908) 281-5105

           With a copy (which shall not constitute notice) to:

               Wolf, Block, Schorr and Solis-Cohen LLP
               1650 Arch Street, 22/nd/ Floor
               Philadelphia, Pennsylvania 19103-2097
               Attention:. David Gitlin, Esq.
               Facsimile No.: (215) 977-2000

          To the Purchaser:

               LLR Equity Partners, L.P.
               1150 First Avenue, Suite 100
               King of Prussia, Pennsylvania 19406
               Attention: Seth J. Lehr
               Facsimile No.: (215) 717-2270

          With a copy (which shall not constitute notice) to:

               Blank Rome Comisky & McCauley LLP
               One Logan Square
               Philadelphia, Pennsylvania 19103
               Attention: Richard McMahon, Esq.
               Facsimile No.: (215) 569-5555

or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by courier mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent. All notices and other communications required or contemplated by this Agreement delivered in person or sent by facsimile shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery or at the time of confirmation, respectively. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

     11.8  Integration. This Agreement (including any Exhibits and Schedules
           -----------
thereto) and other documents delivered pursuant hereto constitute the entire understanding of the parties with respect to the subjects hereof and thereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein with respect to any matter.

     11.9  Waivers. No failure or delay on the part of either party in the
           -------
exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     11.10 Governing Law. This Agreement shall be exclusively governed by,
           -------------
construed in accordance with, and interpreted according to the substantive law of the State of Delaware without giving effect to the principles of conflict of laws.

     11.11 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of an original signature shall be deemed to be an original signature.

     11.12 Cooperation. The parties hereto shall each perform such acts, execute
           -----------
and deliver such instruments and documents and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

     11.13 Section Headings and Captions. Section headings and captions used in
           -----------------------------
this Agreement are provided for convenience only and shall not affect this Agreement's meaning or interpretation.

     11.14 Delivery by Facsimile.  This Agreement, the agreements referred to
           ---------------------
herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

     11.15 Interpretation of Agreement. The parties hereto acknowledge and agree
           ---------------------------
that this Agreement has been negotiated at arm's-length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.



                           [Signature Page Follows]

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first set forth above.

                              OPINION RESEARCH CORPORATION

                                    /s/ Douglas L. Cox
                              By:   ------------------------------------------
                                    Name:  Douglas L. Cox
                                    Title: Executive Vice President

                              LLR EQUITY PARTNERS, L.P.

                              By:   LLR CAPITAL, L.P.
                                    Its General Partner

                                    By:  LLR CAPITAL, L.L.C.
                                         Its General Partner

                                              /s/ Seth J. Lehr
                                         By:  --------------------------------
                                              Name:  Seth J. Lehr
                                              Title: Partner

                              Shares of Common Shares Purchased: 1,068,065
                              Shares of Series B Preferred Shares Purchased: 9 Number of Common Shares issuable upon exercise of Initial Warrants Purchased:  672,274


                              LLR EQUITY PARTNERS PARALLEL, L.P.

                              By:  LLR CAPITAL, L.P.
                                   Its General Partner

                                   By:  LLR CAPITAL, L.L.C.
                                        Its General Partner

                                             /s/ Seth J. Lehr
                                        By:  ---------------------------------
                                             Name:  Seth J. Lehr
                                             Title: Partner

                              Shares of Common Shares Purchased:         108,393
                              Shares of Series B Preferred Shares Purchased: 1 Number of Common Shares issuable upon
                              exercise of Initial Warrants Purchased:     68,226